UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2026

BIORESTORATIVE THERAPIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37603	30-1341024
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Marcus Drive Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

(631) 760-8100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BRTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2026, BioRestorative Therapies, Inc. (the “Company”) received a notice of resignation from Mr. Silva from his employment with the Company, including as the Company’s Vice President of Research and Development, and from each other position (if any) he held as an officer of the Company, effective immediately. The notice asserted that the resignation was for “Good Reason,” as defined in the Executive Employment Agreement, dated as of June 10, 2026, purportedly entered into between the Company and Mr. Silva, as purportedly amended in July 2026 (the “Employment Agreement”), on the basis of a “Change in Control” asserted to have occurred under clause (ii) of the definition thereof as a result of the changes in the composition of the Company’s Board of Directors (the “Board”) effected in June 2026 in connection with the Revolving Loan Agreement, dated June 10, 2026, between the Company and Bowery Group LLC, as amended (the “Loan Agreement”), and Mr. Silva has demanded payment of the severance and other amounts he asserts are payable thereunder. If the resignation were ultimately determined to constitute a resignation for “Good Reason” within the meaning of the Employment Agreement, and the Employment Agreement was held to be valid and binding on the Company, Mr. Silva would assert entitlement to cash severance payments of approximately $1.29 million, acceleration of outstanding equity awards, and continuation of certain benefits.

The Board has acknowledged the resignation for corporate-records and disclosure purposes, effective as of the date set forth in the notice. The Board has not accepted, and does not concede, the validity or effect of the Employment Agreement or the characterizations set forth in the resignation notice, including the assertions that a “Change in Control” occurred or that the resignation constitutes a resignation for “Good Reason,” and the Company has reserved all of its rights, claims and defenses with respect thereto. As previously disclosed, the Board has authorized an investigation, conducted by special counsel under the direction of the Board, into the circumstances surrounding the negotiation, approval, execution and amendment of the Employment Agreement and the employment agreements purportedly entered into with the Company’s former Chief Executive Officer and former Chief Financial Officer, and has determined that, pending completion of that investigation and further action of the Board, no payments or benefits will be made or provided under or in respect of the Employment Agreement other than accrued and unpaid base salary through the date of cessation of service and other amounts required by applicable wage-payment law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Date: September 11, 2026	By:	/s/ Mika Grasso
	Name:	Mika Grasso
	Title:	Interim Chief Executive Officer

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